Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (date of earliest event reported):

September 26, 2007

NaturalNano, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place

Pittsford, New York 14534

(Address of principal executive offices)

(585) 267-4850

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On September 26, 2007, the Audit Committee of our Board of Directors, after consultation with our Chief Financial Officer and representatives of Goldstein Golub Kessler LLP, our independent registered public accounting firm, determined that investors should no longer rely on the financial statements which were included in our Quarterly Reports on Form 10-QSB for the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006, or any amendments thereto that have previously been filed, or on the 2006 financial information included in our Quarterly Reports on Form 10-QSB for the interim periods ended March 31, 2007 and June 30, 2007.

This action is being taken because errors which were corrected by us in the fourth quarter of 2006 and reported accurately in the financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2006 would have had a material effect on our financial statements for the interim period ended March 31, 2006. The errors related to the following:

1.

During the quarter ended March 31, 2006, we settled obligations to certain venders by issuing to them shares of our common stock. We recorded these settlements at the carrying value of the obligations settled. The value of these settlements was changed to the fair market value of the stock issued, which exceeded the carrying value of the obligations by approximately $197,000, and reported by the Company as an increase in (i) net loss by $121,000 and (ii) purchased license asset by $76,000 for the year ended December 31, 2006 and (iii) an increase in the associated amortization expense for such asset. Such understatement of the settlement amount impacts all quarterly reports filed by the Company for the periods ending March 31, 2006, June 30, 2006 and September 30, 2006.

2.

The value attributed to a warrant to purchase 750,000 shares of common stock of Atlas Mining, Inc. (the “Atlas Warrant”) as of March 31, 2006 was overstated by $76,800. We reported $331,800 of realized gain during the three months ended March 31, 2006 in connection with the Atlas Warrant, which was consequently overstated by $76,800. During the three months ended June 30, 2006, we reported the value of the Atlas Warrant based upon a proposed sale of such warrant that was completed in August 2006, and consequently reported a loss of $95,550. Had the value of the Atlas Warrant as of March 31, 2006 not been overstated, such loss would have only been $18,750 for the three months ended June 30, 2006. There was no impact of this misstatement on the Quarterly Report on Form 10-QSB for the period ended September 30, 2006.

These errors do not impact our Annual Report on Form 10-KSB for the year ended December 31, 2006. We determined that these changes as reported were material to our Quarterly Reports on Form 10 QSB, and the prior amendments thereto, for the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006.

The restatement of our financial statements for such interim periods of 2006 will be filed by amendment to our Quarterly Reports on Form 10-QSB for the periods ended March 31, 2007 and June 30, 2007 as to the corresponding periods of 2006, which amendments we intend to file as soon as practicable. The restated financial information for the three and nine month periods ended September 30, 2006 will be included in our Quarterly Report on Form 10-QSB for the period ended September 30, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

/s/ Kent A. Tapper
Date: October 02, 2007	Kent A. Tapper
Chief Financial Officer